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                                                                 EXHIBIT 21.1



CYBERMEDIA INC.
SUBSIDIARIES OF CYBERMEDIA


Name of Subsidiary                State or Country of Incorporation
------------------                ---------------------------------

CyberHelp Ltd.                           Ireland
CyberMedia KK                            Japan